FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2005

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 South Riverside Plaza, Suite 850
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 1, 2005, Merisant Worldwide, Inc., Merisant Company and Merisant US, Inc. entered into a separation and general release agreement with Anne Linsdau-Hoeppner in connection with the elimination of Ms. Linsdau’s position and her termination as Executive Vice President, Global Human Resources and Communications of Merisant Worldwide, Inc., Merisant Company and Merisant US, Inc.  Pursuant to the terms of the separation and general release agreement, Ms. Linsdau will receive severance payments totaling $123,846 in 14 equal installments.  In addition, Ms. Linsdau will receive $17,692 to be paid in two equal installments if, after seven months, Ms. Linsdau has not found suitable employment and she has exercised reasonable efforts to find other employment.  Merisant will pay Ms. Linsdau any earned and unused vacation as of her date of separation in accordance with applicable company policies and practices, and she also will receive certain placement assistance.

Item 9.01               Financial Statements and Exhibits.

Exhibits

10.1         Separation of Employment and Release Agreement, dated December 1, 2005, by and among Merisant Worldwide, Inc., Merisant Company, Merisant US, Inc. and Anne Linsdau-Hoeppner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: December 6, 2005	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: December 6, 2005	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel